As filed with the Securities and Exchange Commission on August 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	93-0948554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED STOCK INCENTIVE PLAN OF VICAL INCORPORATED

(Full title of the plan)

Vijay B. Samant

President and Chief Executive Officer

Vical Incorporated

10390 Pacific Center Court

San Diego, California 92121

(858) 646-1100

(Name, address and telephone number, includingarea code, of agent for service)

Copies to:

Frederick T. Muto, Esq.

Jason L. Kent, Esq.

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value	500,000 shares	$2.59	$1,295,000	$150.09
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on August 4, 2017, as reported by the NASDAQ Capital Market.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective.

The Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 9, 1993 (File No. 33-60826), July 15, 1994 (File No. 33-81602), June 27, 1997 (File No. 333-30181), July 31, 1998 (File No. 333-60293), June 15, 1999 (File No. 333-80681), July 30, 2001 (File No. 333-66254), July 24, 2002 (File No. 333-97019), August 1, 2003 (File No. 333-107581), June 29, 2004 (File No. 333-116951), June 23, 2006 (File No. 333-135266), June 19, 2007 (File No. 333-143885), September 13, 2010 (File No. 333-169344), August 10, 2012 (File No. 333-183215), August 2, 2013 (File No. 333-190343) and August 9, 2016 (File No. 333-213034) are incorporated by reference in this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference in this Registration Statement (other than portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits related to such Items or other portions of documents filed with the SEC which are furnished, but not filed, pursuant to applicable rules promulgated by the SEC):

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed on March 10, 2017;
•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which was filed on August 8, 2017;
•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which was filed on May 15, 2017;
•	the Registrant’s Current Reports on Form 8-K filed on April 4, 2017 and June 1, 2017; and
•	the description of the Registrant’s common stock contained in the registration statement on Form 8-A filed on January 8, 1993.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 8.	Exhibits.

Exhibit Number	Exhibit
4.1(1)	Restated Certificate of Incorporation
4.2(2)	Amended and Restated Bylaws
4.3(3)	Certificate of Amendment to Restated Certificate of Incorporation
4.4(4)	Certificate of Amendment to Restated Certificate of Incorporation
4.5(5)	Certificate of Amendment to Restated Certificate of Incorporation
4.6(6)	Certificate of Amendment to Restated Certificate of Incorporation
4.7(7)	Specimen Common Stock Certificate
5.1	Opinion of Cooley LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page of this registration statement)
99.1(8)	Amended and Restated Stock Incentive Plan

(1)	Incorporated by reference to Exhibit 3.1(i) filed with the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995.
(2)	Incorporated by reference to Exhibit 3.2(ii) filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.
(3)	Incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed on June 1, 2017.
(4)	Incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed on May 25, 2016.
(5)	Incorporated by reference to Exhibit 3.3(i) filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.
(6)	Incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-8 (No. 333-135266) filed on June 23, 2006.
(7)	Incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995.
(8)	Incorporated by reference to Exhibit 99.1 filed with the Company’s Current Report on Form 8-K filed on June 1, 2017.
Item 9.	Undertakings.
1.	The undersigned Registrant hereby undertakes:

(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 9, 2017.

VICAL INCORPORATED

By:	/s/ Vijay B. Samant
Vijay B. Samant
President, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vijay B. Samant and Anthony A. Ramos, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Vijay B. Samant	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 9, 2017
Vijay B. Samant

/s/ Anthony A. Ramos	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2017
Anthony A. Ramos

/s/ R. Gordon Douglas, M.D.	Chairman of the Board of Directors	August 9, 2017
R. Gordon Douglas, M.D.

/s/ Richard M. Beleson	Director	August 9, 2017
Richard M. Beleson

/s/ Gary A. Lyons	Director	August 9, 2017
Gary A. Lyons

/s/ Robert C. Merton, Ph.D.	Director	August 9, 2017
Robert C. Merton, Ph.D.

/s/ George J. Morrow	Director	August 9, 2017
George J. Morrow

/s/ Thomas E. Shenk, Ph.D.	Director	August 9, 2017
Thomas E. Shenk, Ph.D.

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1(1)	Restated Certificate of Incorporation
4.2(2)	Amended and Restated Bylaws
4.3(3)	Certificate of Amendment to Restated Certificate of Incorporation

4.4(4)	Certificate of Amendment to Restated Certificate of Incorporation
4.5(5)	Certificate of Amendment to Restated Certificate of Incorporation
4.6(6)	Certificate of Amendment to Restated Certificate of Incorporation
4.7(7)	Specimen Common Stock Certificate
5.1	Opinion of Cooley LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page of this registration statement)
99.1(8)	Amended and Restated Stock Incentive Plan

(1)	Incorporated by reference to Exhibit 3.1(i) filed with the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995.
(2)	Incorporated by reference to Exhibit 3.2(ii) filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.
(3)	Incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed on June 1, 2017.
(4)	Incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed on May 25, 2016.
(5)	Incorporated by reference to Exhibit 3.3(i) filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.
(6)	Incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-8 (No. 333-135266) filed on June 23, 2006.
(7)	Incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form S-3 (No. 33-95812) filed on August 15, 1995.
(8)	Incorporated by reference to Exhibit 99.1 filed with the Company’s Current Report on Form 8-K filed on June 1, 2017.